EXHIBIT 11.1

                               Asahi/America, Inc.
                Computation of Weighted Average Number of Common
                    and Common Equivalent Shares Outstanding



                                                     For the three months ended,
                                                     ---------------------------
                                                       1996             1997
                                                       ----             ----

Weighted average common shares outstanding           3,340,000        3,358,669

Common equivalent shares                                 2,314                0
                                                     ---------        ---------
Weighted average number of common and
common equivalent shares outstanding                 3,342,314        3,358,669
                                                     =========        =========


                                                      For the nine months ended,
                                                      --------------------------
                                                        1996            1997
                                                        ----            ----

Weighted average common shares outstanding            2,847,299       3,346,223

Common equivalent shares                                 13,641               0
                                                      ---------       ---------
Weighted average number of common and
common equivalent shares outstanding                  2,860,940       3,346,223
                                                      =========       =========